UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 June 11, 2001



Commission  Registrant, State of Incorporation,             I.R.S. Employer
File Number Address and Telephone Number                    Identification No.
----------- -----------------------------------             ------------------

1-6047          GPU, Inc.                                        13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 401-8200

1-3141          Jersey Central Power & Light Company             21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-446           Metropolitan Edison Company                      23-0870160
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

1-3522          Pennsylvania Electric Company                    25-0718085
                (a Pennsylvania corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            ------------


      On June 11, 2001, a stipulated settlement was filed with the Pennsylvania Public Utility Commission ("PaPUC") with respect to the petition filed by GPU, Inc.'s ("GPU") subsidiaries, Metropolitan Edison Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec"), for rate relief in connection with their provider of last resort ("PLR") obligations and with respect to the proposed merger of GPU with FirstEnergy Corp. ("FirstEnergy")(which proceedings, as previously reported, have been consolidated).

      Parties to the stipulated settlement include GPU, Met-Ed, Penelec, FirstEnergy, the Pennsylvania Office of Consumer Advocate, Penelec Industrial Customer Alliance, Met-Ed Industrial Users Group and Citizens for Pennsylvania's Future.

      The stipulated settlement is subject to the approval of the PaPUC. The PaPUC is expected to rule on the proceedings on Thursday, June 14, 2001.

      Copies of the Settlement Stipulation and FirstEnergy's and GPU's related joint news release are annexed as exhibits.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            ----------------------------------------------------------
            EXHIBITS.
            ---------

      (c)   Exhibits

            1.    Settlement Stipulation, dated June 11, 2001.

            2.    FirstEnergy and GPU Joint News Release, dated June 12, 2001.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              JERSEY CENTRAL POWER & LIGHT COMPANY
                              METROPOLITAN EDISON COMPANY
                              PENNSYLVANIA ELECTRIC COMPANY



                              By: /s/ T. G. Howson
                                   -------------------------------
                                  T. G. Howson, Vice President
                                  and Treasurer


Date:   June 12, 2001